UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2015

PLASMATECH BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9314	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4848 Lemmon Avenue, Suite 517, Dallas, TX                                                                                                75219
       (Address of principal executive offices)                                                                                                (Zip Code)

(214) 905-5100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On May 11, 2015, PlasmaTech Biopharmaceuticals, Inc. (the “Company”) issued a press release announcing that the Company had closed a $10 million private placement of common stock. The private financing, closed on May 11, 2015, is comprised of 1,250,000 shares of our common stock, at a price of $8.00 per share and warrants to purchase 625,000 shares of common stock. The warrants have an exercise price of $10.00 per share and are exercisable for 30 months from the closing date. A total net of $9.2 million was received.

Also in connection with the financing, the placement agent received warrants to purchase 50,000 shares of common stock at $11.00 per share and which are exercisable for five years from the closing date.

The Company relied on Section 4(2) and Rule 506 of the Securities Act of 1933, as amended, as exemptions from registration as the sale was to two accredited investors.
A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference.

Item 8.01.  Other Events

On May 11, 2015, PlasmaTech Biopharmaceuticals, Inc. (the “Company”) issued a press release announcing that the Company had closed a $10 million private placement of common stock. The private financing, closed on May 11, 2015, is comprised of 1,250,000 shares of our common stock, at a price of $8.00 per share and warrants to purchase 625,000 shares of common stock. The warrants have an exercise price of $10.00 per share and are exercisable for 30 months from the closing date.

A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference.

Item 9.01    Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated May 11, 2015, entitled “PlasmaTech Biopharmaceuticals Closes $10 Million Financing”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plasmatech Biopharmaceuticals, Inc.
(Registrant)

By:   /s/ Stephen B. Thompson
       ------------------------------
                                                                                          Stephen B. Thompson
Vice President Finance
Chief Accounting Officer

Date:  May 11, 2015

EXHIBIT INDEX

Exhibit Number

99.1	Press release dated May 11, 2015, entitled “PlasmaTech Biopharmaceuticals Closes $10 Financing”